Exhibit 99.2
Contact: J. Scott Kamsler Vice President and Chief Financial Officer Centillium Communications, Inc. (510) 771-3917 skamsler@centillium.com	Deborah Stapleton/Christina Carrabino Stapleton Communications (650) 470-0200 deb@stapleton.com christina@stapleton.com

CENTILLIUM COMMUNICATIONS ANNOUNCES FIRST QUARTER 2005
FINANCIAL RESULTS

FREMONT, Calif., April 21, 2005 - Centillium Communications, Inc. (NASDAQ: CTLM), a leading provider of broadband access solutions, today announced financial results for the first quarter ended March 31, 2005.

Revenues in the first quarter of 2005 were $17.2 million, compared with revenues of $16.4 million in the fourth quarter of 2004. The net loss in the first quarter of 2005 was $6.4 million, or a net loss of $0.16 per share, compared with a net loss of $11.8 million, or a net loss of $0.30 per share, in the fourth quarter of 2004.

"We realized the benefits of the cost reductions we implemented in the second half of last year," said Faraj Aalaei, Co-founder and CEO of Centillium. "Operating expenses in the first quarter decreased to $15.1 million, compared with $19.9 million in the fourth quarter of 2004. We remain committed to growing revenues, controlling expenses and driving Centillium toward profitability," he said.

"As we announced today, we are pleased to have added Jitesh Vadhia as our senior vice president and general manager. I believe he will increase the impact of our engineering and marketing efforts. Jitesh's management experience in the semiconductor industry will be invaluable to Centillium as we align our three business units, DSL, Optical and Voice-over-IP, into a single organizational structure under his leadership.

"During the quarter, we announced Pharos™, our newest chipset in the DSL market. Pharos is our sixth generation ADSL Central Office chipset, which builds upon many years of ADSL deployment experience. Pharos is targeted toward Annex A, B or C, enabling customers to achieve lower system cost and faster deployment of premium broadband services across multiple markets. Dasan Networks, a leading networking solutions company based in Seoul, Korea, selected our Pharos chipset for its high density IPDSLAM application because it will enable the company to deliver high-performance, feature- rich ADSL-based last mile access solutions," said Aalaei.

A conference call discussing the first quarter 2005 financial results will follow this release at 2:00 p.m. Pacific time/5:00 p.m. Eastern time. To listen to the call, please dial (712) 257-2114, pass code: Centillium. A replay will be made available approximately one hour after the conclusion of the call and will remain available for approximately two weeks. To access the replay, dial (203) 369-0896. The conference call will also be webcast over the Internet; visit the Investor Relations section of the Centillium Communications website at www.centillium.com to access the call from the website. This webcast will be recorded and available for replay on the Centillium website approximately two hours after the conclusion of the conference call for approximately two weeks.

About Centillium Communications

Centillium Communications, Inc. is a leading innovator of high performance, cost-effective semiconductor solutions that give consumers, enterprises and service providers the winning edge in broadband access. The company's complete, end-to-end system-on-chip solutions accelerate development time-to-market for "last mile" products with Digital Subscriber Line (DSL), Fiber-To-The-Premises (FTTP) and Voice-over-Internet Protocol (VoIP) technologies. Centillium products include digital and mixed-signal integrated circuits and related software for DSL and FTTP central office and customer premises equipment and VoIP solutions for carrier- and enterprise-class gateways and consumer telephony. Centillium is a global company with headquarters in Fremont, CA. Additional information is available at www.centillium.com.

Forward Looking Statements

Except for statements of historical fact, this press release includes statements that are forward-looking statements within the meaning of U.S. Federal securities laws. Actual results may differ materially from those indicated by such forward-looking statements based on a variety of risks and uncertainties, including without limitation the risks and uncertainties relating to the rate and breadth of deployment of broadband access in general, especially DSL, Fiber-to-the-Premises and VoIP technologies, and Centillium's technology solutions in particular; the successful development and market acceptance of Centillium's new products and technology; Centillium's dependence on a few significant customers for a substantial portion of its revenue; Centillium's ability to continue and expand on its relationships with new customers; the timing, rescheduling or cancellation of significant customer orders and Centillium's ability, as well as the ability of its customers, to manage inventory; Centillium's ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a cost-effective and timely manner; competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of Centillium's products; the timing of customer-industry qualification and certification of Centillium's products and the risks of non-qualification or non-certification; Centillium's ability to timely and accurately predict market requirements and evolving industry standards and to identify opportunities in new markets; changes in Centillium's product or customer mix; the satisfactory completion of the audits of Centillium's financial statements and systems of internal control; intellectual property disputes and customer indemnification claims and other types of litigation risk; the effectiveness of Centillium's expense and product cost control and reduction efforts; and Centillium's ability to attract, retain and motivate qualified personnel, including executive officers and other key management and technical personnel.  Centillium undertakes no obligation to update forward- looking statements for any reason.  Information about potential factors that could affect Centillium's financial results is included in Centillium's Annual Report on Form 10-K and in other documents on file with the Securities and Exchange Commission.

Centillium Communications and the Centillium Logo are trademarks of
Centillium Communications, Inc. in the United States and certain other countries.
All rights reserved.

- Summary Financial Data Attached -

CENTILLIUM COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 Three Months Ended March 31,
                                                 ------------------------------
                                                      2005            2004
                                                 --------------  --------------
                                             (In thousands, except per share data)
Net revenues................................... $       17,196  $       15,839
Cost of revenues...............................          8,733           8,784
                                                 --------------  --------------
Gross profit...................................          8,463           7,055

Operating expenses:
  Research and development.....................          8,983          14,261
  Selling, general and administrative..........          6,092           5,734
                                                 --------------  --------------
Total operating expenses.......................         15,075          19,995
                                                 --------------  --------------
Operating loss.................................         (6,612)        (12,940)

Interest income, net...........................            299             277
                                                 --------------  --------------
Loss before provision for income taxes.........         (6,313)        (12,663)

Provision for income taxes.....................            (40)            (26)
                                                 --------------  --------------
Net loss....................................... $       (6,353) $      (12,689)
                                                 ==============  ==============

Basic and diluted loss per share............... $        (0.16) $        (0.33)
                                                 ==============  ==============

Shares used to compute basic and diluted
    net loss per share.........................         38,845          37,891
                                                 ==============  ==============

Note: There were no expenses incurred for stock based compensation for the three months ended March 31, 2005 as compared to $150,000 incurred for the three months ended March 31, 2004.

CENTILLIUM COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS

                                                                      March 31,    December 31,
                                                                        2005           2004
                                                                    -------------  -------------
                                                                     (In thousands, except share
                                                                          and per share data)
                              ASSETS
Current assets:
Cash.............................................................. $      36,823  $      31,996
Short term investments............................................        17,463         30,195
Accounts receivable - net of allowance for doubtful accounts
    of $170 at March 31, 2005 and $151 at December 31, 2004.......         7,610          5,348
Inventory - net...................................................         5,225          6,100
Prepaids and other current assets.................................         2,677          1,225
                                                                    -------------  -------------
Total current assets..............................................        69,798         74,864
Property and equipment, net.......................................         5,607          6,528
Other assets......................................................           543            553
                                                                    -------------  -------------
Total assets...................................................... $      75,948  $      81,945
                                                                    =============  =============

               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable.................................................. $       4,750  $       5,599
Accrued payroll and related expenses..............................         3,838          3,364
Accrued liabilities...............................................        17,401         16,786
                                                                    -------------  -------------
Total current liabilities.........................................        25,989         25,749
Other long-term liabilities.......................................           847            864
Stockholders' equity:
Common stock; $0.001 par value:
Authorized shares: 100,000,000; Issued and outstanding shares:
   38,914,833 at March 31, 2005, 38,810,001 at December 31, 2004..            39             39
Additional paid-in capital........................................       244,637        244,493
Accumulated deficit...............................................      (195,508)      (189,155)
Accumulated other comprehensive loss..............................           (56)           (45)
                                                                    -------------  -------------
Total stockholders' equity........................................        49,112         55,332
                                                                    -------------  -------------
Total liabilities and stockholders' equity........................ $      75,948  $      81,945
                                                                    =============  =============